Exhibit 4.1

Exhibit 4.1

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP NO. 700689 20 1

PARK PLACE

ENERGY

AUTHORIZED COMMON STOCK: 250,000,000 SHARES PAR VALUE: $.00001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of Park Place Energy Inc. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY PRESIDENT

COUNTERSIGNED

AMERICAN REGISTRAR & TRANSFER CO.

P.O. Box 1798, Salt Lake City, Utah 84110

By

Registrar – Authorized Signature

NOTICE: BY ACCEPTING DELIVERY OF THIS CERTIFICATE THE RECORD HOLDER AND ANY ASSIGNEE(S) ACCEPT AND AGREE TO THE CONDITIONS UNDER “NOTICE” ON THE REVERSE.